UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 2, 2017

ePlus inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34167	54-1817218
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

13595 Dulles Technology Drive Herndon, VA 20171-3413
(Address, including zip code, of principal executive offices)

(703) 984-8400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

2018 Executive Incentive Plan

On April 2, 2017, the Compensation Committee (the "Committee") of the Board of Directors (the "Board") of ePlus inc. (the "Company") finalized the structure of cash incentive award agreements for the fiscal year ending March 31, 2018, under the Company's Executive Incentive Plan (the "EIP"), in which Phillip G. Norton (President and Chief Executive Officer), Mark P. Marron (Chief Operating Officer) and Elaine D. Marion (Chief Financial Officer) will participate.

The awards to Messrs. Norton and Marron are designated as Covered Awards (as defined in the EIP). The fiscal year 2018 performance goals and their relative proportions, which are the same for all three executives, are as follows:

2018 Performance Goals	Weighting
Earnings before tax	85%
Financing origination volume	15%

The Committee must certify in writing prior to payment of the Covered Awards that the performance goals were met.  Any awards earned under the EIP will be paid in cash.

In calculating whether performance goals have been achieved, actual results will be adjusted to exclude the following, as applicable:

(i) the incentive compensation expensed by ePlus for payments under the plan;
(ii) all items of revenue, gain or loss determined by the ePlus Board of Directors to be extraordinary or unusual in nature and not incurred or realized in the ordinary course of business; and
(iii) any revenue, gain or loss attributable to the business operations of any entity acquired by ePlus during the 2018 fiscal year.

The cash incentive compensation for fiscal year 2018 can range from $0 to a maximum of: for Mr. Norton, $300,000; for Mr. Marron, $800,000; and for Ms. Marion, $415,000.

The award amount payable is a target award based on the level of attainment of the applicable performance goals as set forth in the participant's award agreement. The Committee may not waive or amend performance goals or increase the amount payable pursuant to Covered Awards (as defined in the EIP) after the performance goals have been established but has discretionary authority to reduce the amount that would otherwise be payable with respect to any award. In the event it is determined that an award was paid based on incorrect financial results, the Committee may lower the payment, and to the extent permitted by applicable law, require the participant to reimburse the Company for any amount paid with respect to such an award. Additionally, the EIP provides that cash payments are subject to recovery by the Company to the extent required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and the Sarbanes-Oxley Act of 2002 and any regulations promulgated thereunder.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ePlus inc.

By: /s/ Elaine D. Marion
Elaine D. Marion
Chief Financial Officer

Date: April 6, 2017